Form NSAR
Exhibit 77 Q.1 (i)

Federated Income Securities Trust

Amendment #5
to the By-Laws

(effective February 23, 1998)


Delete Sections 1, 2 and 3 of Article I, OFFICERS AND THEIR ELECTION, and replace with:

Section 1. Officers. The Officers of the Trust shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary. The Board of Trustees,
 in its discretion, may also elect or appoint a Chairman of the Board of Trustees (who must be a Trustee) and other Officers or agents, including one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. A Vice President, the Secretary or
the Treasurer may appoint an Assistant Vice President, an Assistant Secretary or an Assistant Treasurer, respectively, to serve until the next election of Officers. Two or more offices may be held by a single person except the offices of President and Vice President may not be held by the same person concurrently. It shall not be necessary for any Trustee or any Officer to be a holder of shares in any Series or Class of the Trust.

Section 2. Election of Officers. The Officers shall be elected annually by the Trustees. Each Officer shall hold office for one year and until the election and qualification of his successor, or until earlier resignation or removal. The Chairman of the Board of Trustees, if there is one, shall be elected annually by and from the Trustees, and serve until a successor is so elected and qualified, or until earlier resignation or removal.

Section 3. Resignations and Removals and Vacancies. Any Officer of the Trust may resign at any time by filing a written resignation with the Board of Trustees (or Chairman of the Trustees, if there is one), with the President, or with the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, at the time of receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any Officer elected by the Board of Trustees or whose appointment has been ratified by the Board of Trustees may be removed with or without cause at any time by a majority vote of all of the Trustees. Any other employee of the Trust may be removed or dismissed at any time by the President. Any vacancy in any of the offices, whether by resignation, removal or otherwise, may be filled for the unexpired portion of the term by the President. A vacancy in the office of Assistant Vice President may be filled by a Vice President; in the office of Assistant Secretary by the Secretary; or in the office of Assistant Treasurer by the Treasurer. Any appointment to fill any vacancy shall serve subject to ratification by the Board of Trustees at its next regular meeting.


Form NSAR
Exhibit 77 Q.1 (ii)

Federated Income Securities Trust

Amendment #6
to the By-Laws

(effective February 27, 1998)


Delete Section 5 Proxies of Article IV Shareholders Meetings, and replace with the following:

Section 5. Proxies. Any shareholder entitled to vote at any meeting of shareholders may vote either in person, by telephone, by electronic means including facsimile, or by proxy, but no proxy which is dated more than six months before the meeting named therein shall be accepted unless otherwise provided in the proxy. Every proxy shall be in writing, subscribed by the shareholder or his duly authorized agent or be in such other form as may be permitted by law, including documents conveyed by electronic transmission. Every proxy shall be dated, but need not be sealed, witnessed or acknowledged. The placing of a shareholder's name on a proxy or authorizing another to act as the shareholders agent, pursuant to telephone or electronically transmitted instructions obtained in accordance with procedures reasonably designed to verify that such instructions have been authorized by such shareholder, shall constitute execution of a proxy by or on behalf of such shareholder. Where Shares are held of record by more than one person, any co-owner or co-fiduciary may execute the proxy or give authority to an agent, unless the Secretary of the Trust is notified in writing by any co-owner or co-fiduciary that the joinder of more than one is to be required. All proxies shall be filed with and verified by the Secretary or an Assistant Secretary of the Trust, or the person acting as Secretary of the Meeting. Unless otherwise specifically limited by their term, all proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.



Form NSAR
Exhibit 77 Q.1 (iii)

Federated Income Securities Trust
Amendment #7
to the By-Laws
(effective May 12, 1998)
Strike Section 3 - Place of Meeting of Article IV - Shareholders Meetings and replace it with the following:
Section 3. Place of Meeting. Meetings of the shareholders of the Trust or a particular Series or Class shall be held at such place within or without The Commonwealth of Massachusetts as may be fixed from time to time by resolution of the Trustees.
Strike Section 6 - Place of Meeting of Article V - Trustees Meetings and replace it with the following:
Section 6. Place of Meeting. Meetings of the Trustees shall be held at such place within or without The Commonwealth of Massachusetts as fixed from time to time by resolution of the Trustees, or as the person or persons requesting said meeting to be called may designate, but any meeting may adjourn to any other place.




Form NSAR
Exhibit 77C (i)

Federated Intermediate Income Fund
LAST MEETING OF SHAREHOLDERS

A Special Meeting of the Funds shareholders was held on November 15, 1999.
On September 16, 1999, the record date for the shareholders voting at the meeting, there were 33,884,244 total outstanding shares. The following items were considered by shareholders and the results were as follows:

Agenda Item 1

Elected Trustees(1):


										Withheld
										Authority
					For					to Vote
Thomas G. 			     27,556,802					21,444
Bigley

Nicholas P.			     27,557,509					20,737
Constantakis

John F. 			     27,557,509					20,737
Cunningham

J. Christopher 			     27,555,510					22,736
Donahue

Charles F. 			     27,557,509					20,737
Mansfield

John E. 			      27,557,509				20,737
Murray, Jr.,

John S. 			      27,557,509				20,737
Walsh
(1)  Trustee elections will become effective January 1, 2000.
Agenda Item 2

Made changes to the Funds fundamental investment policies:

(a)	Amended the Funds fundamental investment policies regarding
diversification.
									Abstentions
									and Broker
	For 				Against 			Non-Votes
	24,821,584			537,302			2,219,360

(b)	Amended the Funds fundamental investment policy regarding borrowing money and issuing senior securities.

									Abstentions
									and Broker
	For 				Against 			Non-Votes
	24,688,748			663,298			2,226,200

(b)	Amended the Funds fundamental investment policies regarding investments in real estate.

									Abstentions
									and Broker
	For 				Against 			Non-Votes
	25,260,826			97,614				2,219,806

(d)	Amended the Funds fundamental investment policies regarding investments in commodities.
									Abstentions
									and Broker
	For 				Against 			Non-Votes
	25,089,747			264,489			2,224,010

(e)	Amended the Funds fundamental investment policies regarding underwriting securities.
									Abstentions
									and Broker
	For 				Against 			Non-Votes
	25,147,692			208,008			2,222,546

(f)	Amended the Funds fundamental investment policies regarding lending by the
Fund.
									Abstentions
									and Broker
	For 				Against 			Non-Votes
	25,139,339			213,154			2,225,753

(g)	Amended the Funds fundamental investment policies regarding
concentration of the Funds investments in the securities of
companies in the same industry.
									Abstentions
									and Broker
	For 				Against 			Non-Votes
	25,153,749			203,457			2,221,040

(h)	Amended, and made non-fundamental, the Funds fundamental investment policies regarding buying securities on margin.

									Abstentions
									and Broker
	For 				Against 			Non-Votes
	24,642,500			707,593			2,228,153

(h)	Amended, and made non-fundamental, the Funds fundamental investment policies regarding pledging assets.

									Abstentions
									and Broker
	For 				Against 			Non-Votes
	24,653,792			692,955			2,231,499


Agenda Item 3

Eliminated certain fundamental investment policies of the Fund:

(a)	Removed the Funds fundamental investment policies regarding selling securities short.
									Abstentions
									and Broker
	For 				Against 			Non-Votes
	24,638,192			720,939			2,219,115


4.	Amended and restated the Trusts Declaration of Trust to permit the Board of Trustees to liquidate assets of the Trust, its series or classes, and distribute the proceeds of such assets to the holders of such shares representing such interests, without seeking shareholder approval.
									Abstentions
									and Broker
	For 				Against 			Non-Votes
	24,595,095			752,082			2,231,069






Form NSAR
Exhibt 77C (ii)

Federated Short-Term Income Fund
LAST MEETING OF SHAREHOLDERS

A Special Meeting of the Funds shareholders was held on November 15, 1999. On September 16, 1999, the record date for the shareholders voting at the meeting, there were 26,047,922 total outstanding shares. The following items were considered by shareholders and the results were as follows:

Agenda Item 1

Elected Trustees(1):
										Withheld
										Authority
					For					to Vote
Thomas G. 			     16,814,412					30,426
Bigley

Nicholas P.			     16,814,412					30,426
Constantakis

John F. 			     16,814,145					30,693
Cunningham

J. Christopher 			     16,814,145					30,693
Donahue

Charles F. 			     16,814,145					30,693
Mansfield

John E. 			      16,814,412				30,426
Murray, Jr.,

John S. 			      16,814,412				30,426
Walsh
(1)Trustee Elections will become effective January 1, 2000
Agenda Item 2

Made changes to each Funds fundamental investment policies:

(a)	Amended the Funds fundamental investment policies regarding
diversification.
									Abstentions
									and Broker
	For 				Against 			Non-Votes
	15,294,940			1,060,011			489,887

(b)	Amended the Funds fundamental investment policy regarding borrowing money and issuing senior securities.

									Abstentions
									and Broker
	For 				Against 			Non-Votes
	15,013,209			1,343,006			488,623
(c)	Amended the Funds fundamental investment policies regarding investments in real estate.

									Abstentions
									and Broker
	For 				Against 			Non-Votes
	15,502,723			854,839			487,276

(d)	Amended the Funds fundamental investment policies regarding investments in commodities.
									Abstentions
									and Broker
	For 				Against 			Non-Votes
	15,202,341			1,155,221			487,276

(e)	Amended the Funds fundamental investment policies regarding underwriting securities.
									Abstentions
									and Broker
	For 				Against 			Non-Votes
	16,096,507			256,349			491,982

(e)	Amended the Funds fundamental investment policies regarding lending by the Funds.

									Abstentions
									and Broker
	For 				Against 			Non-Votes
	15,808,724			546,739			489,375

(f)	Amended the Funds fundamental investment policies regarding
concentration of the Funds investments in the securities of companies in the same industry.

									Abstentions
									and Broker
	For 				Against 			Non-Votes
	16,096,395			259,394			489,049

(h)	Amended,and made non-fundamental, the Funds fundamental investment policies regarding buying securities on margin.

									Abstentions
									and Broker
	For 				Against 			Non-Votes
	14,973,580			1,382,316			488,942

(i)	Amended, and made non-fundamental, the Funds fundamental investment policies regarding pledging assets.

									Abstentions
									and Broker
	For 				Against 			Non-Votes
	14,979,506			1,373,930			491,402

(j) 	Made non-fundamental the Funds fundamental investment policy regarding which states that the Fund will invest in a diversified portfolio of short and medium- term high grade debt
securities.
									Abstentions
									and Broker
	For 				Against 			Non-Votes
	14,260,563			2,077,539			506,736

Agenda Item 3

Eliminated certain fundamental investment policies of the Fund:

(a)	Removed the Funds fundamental investment policies regarding selling securities short.
									Abstentions
									and Broker
	For 				Against 			Non-Votes
	14,380,310			1,963,341			501,187

(b)	Removed the Funds fundamental investment policy regarding
investing in oil,gas,and minerals.
									Abstentions
									and Broker
	For 				Against 			Non-Votes
	14,401,216			1,941,183			502,439

(c)	Removed the Funds fundamental investment policy regarding
on investing in securities of new issuers.

									Abstentions
									and Broker
	For				Against			Non-Votes
	14,402,913			1,937,787			504,138

(d)	Removed the Funds fundamental investment policy regarding
on investing in issuers whose securities are owned by
officers and Trustees.
Abstentions
									and Broker
	For 				Against 			Non-Votes
 	14,343,203			1,997,479			504,156

(e)	Removed the Funds fundamental investment policy regarding
on investing for the purpose of exercising control
or management.
	Abstentions
									and Broker
	For 				Against 			Non-Votes
	14,979,537			1,361,349			503,952
(f)	Removed the Funds fundamental investment policy regarding
engaging in when-issued and delayed
delivery transactions.
									Abstentions
									and Broker
	For 				Against 			Non-Votes
 	15,067,245			1,276,006			501,587

4.	Amended and restated the Trusts Declaration of Trust to
permit the Board of Trustees to liquidate assets of the Trust, its series or classes, and distribute the proceeds of such assets to the holders of such shares representing such interests,
without seeking shareholder approval.
									Abstentions
									and Broker
	For 				Against 			Non-Votes
	14,713,699			1,631,237			499,902